Exhibit 10.2

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), is entered into as of May 9, 2016, by and between N. Malone Mitchell 3rd (“Mitchell”) and TransAtlantic Petroleum Ltd. (“TAT”). The parties named above, and their respective successors and assignees (if any), may sometimes individually be referred to as “Party” and collectively as the “Parties”.

WHEREAS, Mitchell has guaranteed the payment of director and officer liability premiums in the amount of $435,198 (the “Guaranteed Payments”) payable to US Premium Finance solely in the event of a change of control of TAT; and

WHEREAS, TAT has agreed to indemnify Mitchell from any Damages related to the Guaranteed Payments.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree and covenant as follows:

Section 1.For purposes of this Agreement, in addition to the other terms defined herein, the following terms have the meanings specified or referred to in this Section 1:

“Business Day” means any day (other than a Saturday or Sunday) on which banks are generally open for commercial business in the city of Dallas, Texas.

“Damages” means all costs, liabilities, claims and expenses (which include interest, penalties, attorney’s fees and amounts paid in investigation, defense or settlement of any claim in respect of the foregoing).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

Section 2.Indemnification.  Subject to the limitations and conditions set forth in this Agreement, TAT shall indemnify and hold harmless, to the fullest extent permitted by law, Mitchell for the amount of any Damages suffered or incurred by Mitchell arising directly or indirectly from, or in connection with, the Guaranteed Payments.

Section 3.Limitation on Damages.  Mitchell waives his rights to claim or recover any indirect, consequential, punitive, multiple, or other exemplary Damages (whether statutory or common law).

Section 4.Procedure for Indemnification. A claim for indemnification may be asserted by notice to the Party from whom indemnification is sought.

Section 5.Notices. All notices, consents, waivers, and other formal communications under this Agreement must be in writing and will be deemed to have been duly given: (a) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and, provided that if such date is a day other than a Business Day, where the recipient Party is located, then such notice shall be deemed to have been given and received on the first Business Day, where the recipient Party is located, following the date of such delivery; and (b) if sent by facsimile or e-mail transmission and successfully transmitted before 5:00 p.m. on a Business Day, where the recipient Party is located, then on that Business Day, and if transmitted after 5:00 p.m. on that day or on a day that is not a Business Day, then on the first Business Day, where the recipient Party is located, following the date of transmission, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties). A copy of any notice, consent, waiver or other formal communications shall also be sent by electronic mail to the recipient’s address set forth below; provided, however, that the failure to comply with this requirement shall not affect the effectiveness of such notice, consent, waiver or other formal communication if the other provisions of this Section 5 are followed.

TAT:

TransAtlantic Petroleum Ltd.

ATTN:  Chad Burkhardt

16803 North Dallas Parkway

Addison, TX 75001

Phone:  214-265-4705

Fax:  214-265-4705

E-Mail: chad.burkhardt@tapcor.com

MITCHELL:

N. Malone Mitchell, 3rd

16803 North Dallas Parkway

Addison, TX 75001

Phone: 972.590.9913

Fax:  972.590.9913

E-Mail: malone.mitchell@tapcor.com

With Copy to:

Christine F. Stroud

16803 North Dallas Parkway

Addison, TX 75001

Phone: 972.590.9879

Fax: 972.590.9879

E-Mail:  christine.stroud@riatacg.com

Section 6.Entire Agreement and Amendment. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, among the Parties. This Agreement may not be changed, amended or modified in any manner, except pursuant to an instrument in writing signed on behalf of each of the Parties hereto.

Section 7.Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

Section 8.Assignment.  None of this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 9.Parties in Interest.  Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns, and (except as specifically provided herein) nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties will negotiate in good faith to replace any provision that is invalid or unenforceable with such other valid provision that most closely replicates the economic effect and rights and benefits of such invalid or unenforceable provision.

Section 11.Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 12.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Texas and waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate.

Section 13.Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile signature, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 14.Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, AND (3) IT MAKES SUCH WAIVERS VOLUNTARILY.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date set forth above.

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Chad Burkhardt
Name:	Chad Burkhardt
Title:	Vice President

N. MALONE MITCHELL 3rd

By:	/s/ N. Malone Mitchell 3rd

[Signature Page to TransAtlantic Petroleum Ltd and N. Malone Mitchell, 3rd Indemnity Agreement]